UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

March 1, 2022

Date of Report (Date of earliest event reported)

CABALETTA BIO, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-39103	82-1685768
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2929 Arch Street, Suite 600, Philadelphia, PA	19104
(Address of principal executive offices)	(Zip Code)

(267) 759-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CABA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

Cabaletta Bio, Inc. (“Cabaletta” or the “Company”), a clinical-stage biotechnology company focused on the discovery and development of targeted cell therapies for patients with autoimmune diseases, today announced that the U.S. Food and Drug Administration (“FDA”) has granted Fast Track Designation for MuSK-CAART, or muscle-specific kinase (“MuSK”) chimeric autoantibody receptor T (“MuSK-CAART”) cells, to improve activities of daily living and muscle strength in patients with MuSK antibody-positive myasthenia gravis. Cabaletta’s Investigational New Drug application for MuSK-CAART was recently cleared by the FDA within the routine 30-day review period.

MuSK-CAART is specifically designed to target B cells that differentiate into antibody secreting cells, which produce autoantibodies against muscle-specific kinase, a transmembrane protein found in muscle cells that is required for the formation and maintenance of the neuromuscular junction. Cabaletta plans to initiate a first-in-human clinical trial in 2022 for MuSK-CAART.

Forward-Looking Statements

This 8-K contains “forward-looking statements” of the Company within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements regarding Cabaletta’s beliefs and expectations regarding its: expectations regarding the intended incentives conferred by Fast Track Designation for MuSK-CAART to improve activities of daily living and muscle strength in patients with MuSK antibody-positive myasthenia gravis; the expectation that Cabaletta Bio may improve outcomes for patients suffering from MuSK MG; plans to initiate patient dosing in an open-label Phase 1 clinical trial to evaluate MuSK-CAART safety and tolerability in MuSK MG patients in 2022; the ability of MuSK-CAART to target B cells that differentiate into antibody secreting cells, which produce autoantibodies against muscle-specific kinase; and the progress and results of its DesCAARTes™ Phase 1 trial, including Cabaletta Bio’s ability to enroll the requisite number of patients, dose each dosing cohort in the intended manner, and advance the trial as planned.

Any forward-looking statements in this 8-K are based on management’s current expectations and beliefs of future events, and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: Cabaletta’s ability to retain and recognize the intended incentives conferred Fast Track Designation for MuSK-CAART to improve activities of daily living and muscle strength in patients with MuSK antibody-positive myasthenia gravis; the risk that signs of biologic activity may not inform long-term results; Cabaletta’s ability to demonstrate sufficient evidence of safety, efficacy and tolerability in its preclinical and clinical trials of MuSK-CAART; risks related to clinical trial site activation or enrollment rates that are lower than expected; risks related to unexpected safety or efficacy data observed during clinical studies; risks related to the impact of public health epidemics affecting countries or regions in which Cabaletta has operations or does business, such as COVID-19; risks related to Cabaletta’s ability to protect and maintain its intellectual property position; uncertainties related to the initiation and conduct of studies and other development requirements for its product candidates; and the risk that the results of preclinical studies or clinical studies will not be predictive of future results in connection with future studies. For a discussion of these and other risks and uncertainties, and other important factors, any of which could cause Cabaletta’s actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Cabaletta’s most recent annual report on Form 10-K as well as discussions of potential risks, uncertainties, and other important factors in Cabaletta’s other filings with the Securities and Exchange Commission. All information in this 8-K is as of the date hereof, and Cabaletta undertakes no duty to update this information unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CABALETTA BIO, INC.

Date: March 1, 2022	By:	/s/ Steven Nichtberger
Steven Nichtberger, M.D.
President and Chief Executive Officer